Exhibit 10.60

                           Placement Agency Agreement

                                                                January 25, 1999

The Zanett Securities Corporation
Tower 49, 31st Floor
12 East 49th Street
New York, NY 10017

Gentlemen:

      This agreement ("Agreement") will confirm that Fidelity Holdings, Inc., a Nevada corporation (the "Company"), has retained The Zanett Securities Corporation ("Zanett" or the "Placement Agent") as its exclusive placement agent to assist the Company, during the 30 day period commencing on the date hereof (the "Term"), on a "best-efforts" basis, in connection with the placement of up to 2,750 units (the "Units") at a price of $4,127.27 per Unit, each Unit consisting of (i) $4,127.27 face amount of the Company's Convertible Term Debentures (each, a "Debenture"), convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), (ii) 36.3636 shares of Common Stock (the "Purchased Shares"), (iii) Warrants to acquire
25.4545 shares of Common Stock, par value $0.01 per share, of Computer Business Sciences, Inc. a Delaware corporation ("CBS") (each, a "CBS Warrant" and collectively the "CBS Warrants") and (iv) Warrants to acquire 343.9394 shares of Common Stock (each, a "Warrant" and collectively the "Warrants"). The Debentures shall be in a form to be agreed upon by the Company and the Placement Agent. The shares of Common Stock issuable upon conversion of the Debentures are referred to herein as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares" and the shares of CBS Common Stock issuable upon exercise of or otherwise pursuant to the CBS Warrants are referred herein as the "CBS Shares". The Debentures, the Purchased Shares, the CBS Warrants, the CBS Shares, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Securities." The Company agrees that, during the Term, Zanett shall have the exclusive right to offer and place the Securities and that all conversations, negotiations, documents and other materials exchanged between the Company and the Placement Agent shall not be disclosed or released to any third party without the prior written consent of Zanett, which consent shall not be unreasonably withheld or delayed. The Company acknowledges that certain of the aforementioned Securities may be purchased by affiliates of Zanett.

      The Units are being offered to "accredited investors" in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each prospective investor ("Investor") subscribing to purchase the Units will be required to deliver, among other things, a Securities Purchase Agreement between the Company and the Investor (the "Securities Purchase Agreement") in form and substance reasonably satisfactory to Zanett and

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the Company, representing and warranting, among other things, that such Investor is an "accredited investor" as such term is defined in Regulation D. Contemporaneous with the execution and delivery of the Securities Purchase Agreement, the Investors shall execute and deliver a Registration Rights Agreement (the "Registration Rights Agreement") in form and substance reasonably satisfactory to Zanett and the Company pursuant to which the Company will agree to provide the Investors certain registration rights under the Securities Act with respect to the Conversion Shares and Warrant Shares.

      The Securities Purchase Agreement, the form of Debenture, the Warrants and the Registration Rights Agreement are referred to herein collectively as the "Offering Documents." The offering of Units described in the Offering Documents is referred to herein as the "Offering."

      1. Appointment of Placement Agent. Zanett is hereby appointed Placement Agent of the Company for the purposes of assisting the Company in finding qualified Investors to participate in the Offering. On the basis of the representations and warranties and subject to the terms and conditions contained herein, Zanett hereby accepts such agency and agrees to assist the Company in finding qualified Investors to participate in the Offering during the Term. Zanett's agency hereunder is not terminable by the Company except upon termination of the Offering or at the end of the Term. Upon termination of the Offering, all subscriptions received, if any, shall be returned to Investors without interest or deduction.

      2. Closing; Placement Fee and Warrant; Expenses.

            a. Closing. Upon satisfaction of the conditions to the closing contained in the Securities Purchase Agreement, the closings (each, a "Closing") of the purchase and sale of the Units shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP or such other mutually agreed place, at such time and date (the "Closing Dates") as may be agreed upon between the Placement Agent, the Investors and the Company.

            b. Procedures at Closing. Counsel for the Placement Agent shall act as escrow agent for the Closings (the "Escrow Agent"). At each Closing:

                  (i) The Company shall deliver to the Escrow Agent, on behalf of the Placement Agent and the Investors, an opinion of the Company's outside legal counsel, dated as of the applicable Closing Date, in such form as may be reasonably acceptable to the Placement Agent and its counsel.

                  (ii) The Company shall deliver to the Escrow Agent certificates from the Company, signed by the President or a Vice President thereof, certifying that attached thereto is a true and correct copy of resolutions adopted by the Company's Board of Directors authorizing (A) the execution, delivery and performance of this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement, the Debentures, the Warrants and other documentation related to the Offering, and (B) the issuance of the Purchased Shares and the


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reservation for issuance and issuance of the Conversion Shares and the Warrant
Shares. CBS shall deliver to the Escrow Agent certificates from CBS, signed by the President or a Vice President thereof, certifying that attached thereto is a true and correct copy of resolutions adopted by CBS's Board of Directors authorizing (A) the execution, delivery and performance of the Securities Purchase Agreement and the CBS Warrants, and (B) the reservation for issuance of the CBS Shares. Each certificate shall also certify that such resolutions have not been modified, rescinded or amended and are in full force and effect.

                  (iii) The Company shall deliver to the Escrow Agent certificates of good standing of the Company and of CBS Corp., dated as of a recent date, from the Secretaries of States of their respective states of incorporation.

                  (iv) Each Investor shall deliver to the Escrow Agent two executed copies of the Securities Purchase Agreement and Registration Rights Agreement signed by such Investor, and the Company shall deliver to the Escrow Agent with respect to each Investor, two executed copies of its acceptance of the Securities Purchase Agreement and Registration Rights Agreement executed by such Investor.

                  (v) Each Investor shall have wire transferred immediately available funds to an escrow account designated by the Escrow Agent in an amount equal to that portion of the aggregate purchase price of the Units(s) being purchased by such Investor due at such Closing.

                  (vi) The Company shall have delivered to the Escrow Agent the duly executed Debentures and Warrants being purchased by the Investors, (and, at the First Closing, the duly executed CBS Warrants and certificates evidencing the Purchased Shares being purchased by the Investors) in such denominations as the Investors shall request.

                  (vii) The Company and the Placement Agent shall instruct the Escrow Agent to pay to the Company that portion of the purchase price (collectively, the "Purchase Price") for the Units subscribed for due at such Closing, less the Placement Agent Fee (as defined below) and other authorized expenses of the Offering, out of the funds on deposit in the escrow account received from Investors whose Securities Purchase Agreements have been accepted.

            c. Placement Fee; Expenses. The Company covenants and agrees to pay to the Placement Agent at each Closing a fee (the "Placement Agent Fees") equal to six percent 6% of the aggregate Purchase Price paid at such Closing. Such Placement Agent Fee shall be delivered by the Escrow Agent to Zanett by wire transfer, in accordance with Zanett's written wiring instructions, from the funds on deposit in the escrow account simultaneously with payment for and delivery of the Units at each Closing under the Securities Purchase Agreement as provided in paragraph 2(a) above. In addition, the Placement Agent shall be entitled to receive from the Company a non-accountable expense allowance (the "Expense Allowance") equal to nine-tenths of one percent (0.9%) of the aggregate Purchase Price. Such Expense Allowance shall be


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delivered in the same manner as the Placement Agent Fee. In addition, the
Company shall pay to the Placement Agent, on the first day of each calendar month during which any Debentures or Warrants are outstanding, a monitoring and financial advisory fee of One Thousand Seven Hundred Fifty Dollars ($1,750.00) for which the Placement Agent shall periodically consult with the Company concerning market conditions, investor perceptions of the Company and related matters.

            d. Stock and Warrants. In addition to the Placement Agent Fees, at the First Closing under the Securities Purchase Agreement, the Company shall issue to the Placement Agent or to its officers set forth on Schedule 2(d), each of whom is an accredited investor (the "Zanett Officers"), as directed by the Placement Agent (i) 18.1818 shares of the Company's Common Stock for each Unit,
(ii) CBS Warrants for 10.9091 CBS Shares for each Unit and (ii) Warrants, in substantially the form attached hereto as Exhibit A, to purchase, in the aggregate, 41.6667 shares of the Company's Common Stock for each Unit ("Placement Warrants"). At each of the Second Closing and the Third Closing under the Security Purchase Agreement, the Company shall issue to the Placement Agent or the Zanett Officers, as directed by the Placement Agent, Placement Warrants to purchase, in the aggregate, 65.1515 shares of the Company's Common Stock for each Unit. The shares of the Company's Common Stock issuable upon exercise of the Placement Warrants shall hereinafter be referred to as the "Placement Warrant Shares." The Company shall grant the Placement Agent certain registration rights under the Securities Act with respect to the Placement Warrant Shares pursuant to the Registration Rights Agreement.

            e. Expenses of Offering. The Company shall be responsible for and shall bear all expenses directly and necessarily incurred by it in connection with the Offering. In the event the Closing does not occur during the Term, the Company shall reimburse the Placement Agent for its reasonable attorneys' fees and expenses and up to $3,500 of other reasonable, actual and accountable out-of-pocket expenses incurred in connection with the Offering.

            f. Non-Circumvention Period; Lockup Period; Additional Financing Period.

                  (i) The Company agrees that, during the period beginning on the date hereof and ending four (4) years following the later of the date hereof and the date of the Closing (as defined in Section 2(a) hereof) (the "Non-Circumvention Period"), it will not, without the prior written consent of the Placement Agent, negotiate or contract or have discussions concerning any such matters with any Investor or any other party introduced to the Company by Placement Agent, each of which are listed Schedule 2(f)(i) hereto to obtain additional financing in any form.

                  (ii) The Company agrees that, during the period beginning on the date hereof and ending two (2) years following the first Closing Date (the "Lock-Up Period"), it will not, without the prior written consent of the Placement Agent, contract with any other party to obtain additional financing in which any below market equity or equity-linked securities are issued


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("Future Offerings"); provided, that if at such time the outstanding principal balance of, and accrued but unpaid interest on, the Debentures is less than 40% of the aggregate original principal amount of the Debentures, and such Future Offering is for an aggregate amount (including the aggregate exercise price of warrants or similar rights) of $1,000,000 or less, such consent shall not unreasonably withheld. In addition, and independent of the foregoing sentence, the Company will not conduct any Future Offering during the period beginning on the date hereof and ending one year after the conclusion of the Lock-Up Period unless it shall have first delivered to the Placement Agent written notice of such proposed Future Offering, including the terms and conditions thereof, and providing the Placement Agent an option, which option must be exercised within fifteen (15) days following delivery of such notice, to act as the placement agent for such Future Offering on terms, including fees, no less favorable to the Company as those set forth in such notice and to place the securities being offered by the Company in the Future Offering to the Investors or to such other persons or entities as the Placement Agent shall determine (the limitations referred to in this and the immediately preceding sentence are hereinafter collectively referred to as the "Capital Raising Limitation"). In the event that the Placement Agent does not exercise the foregoing option, the Company may proceed with such Future Offering on the terms and conditions set forth in the notice to the Placement Agent. The Capital Raising Limitation shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company. The Capital Raising Limitation shall also not apply to (i) the issuance of securities pursuant to an underwritten public offering,
(ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or issued as part of the Offering, (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option, bonus or restricted stock plan for the benefit of the Company's employees, consultants or directors, or (iv) the issuance of securities upon the exercise of warrants issued to a bank or other commercial financing institution as an "equity kicker" in connection with floor plan financing or financing of the acquisition of substantially all of the assets or equity securities of other entities. In the event that the Purchasers (as defined in the Securities Purchase Agreement) exercise their right to elect not to fund the second or third tranche of the Units (as described in the Securities Purchase Agreement), the provisions of the first sentence of this Section 2(f)(ii) shall no longer be applicable and, for purposes of the second sentence of this Section 2(f)(ii), the Capital Raising Limitations thereafter shall not apply to any Future Offering the terms and conditions of which are not materially more favorable to the investor than the second and third tranches under the Securities Purchase Agreement.

      3. Representations and Warranties and Covenants.

            a. The Company represents and warrants to Zanett that:

                  (i) This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution by Zanett, constitutes a legal, valid and binding


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agreement of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                  (ii) The Company has delivered to Zanett true and complete copies of the SEC Documents (as defined in the Securities Purchase Agreement) filed by the Company on or after December 31, 1996 with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (iii) The Company recognizes and confirms that Zanett (i) will use and rely primarily on the SEC Documents and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) is authorized to assist the Company in the structuring of the Offering with any prospective purchaser who is an "accredited investor" as defined in Regulation D under the Securities Act and to provide copies of the SEC Documents and forms of the Securities Purchase Agreement and other Offering Documents to prospective purchasers of the Company's securities in connection with the performance of Zanett's services hereunder; and (iii) does not assume responsibility for the accuracy or completeness of the SEC Documents.

                  (iv) In addition to the foregoing, the Company hereby incorporates by reference all of the representations and warranties and covenants to be set forth in the Securities Purchase Agreement and the other Offering Documents with the same force and effect as if specifically set forth herein.

                  (v) So long as the Debentures remain outstanding, (i) the Company shall provide Zanett, within three (3) business days of the filing or preparation thereof, with such financial and other statements including, without limitation, management letters and consolidated financial statements as are provided to any other lenders to or security holders of the Company; (ii) in the event any current officer, director, employee, consultant or other agent ceases, subsequent to the date hereof, to have such relationship with the Company and such cessation has, or is likely to have, a material adverse effect on the Company, taken as a whole, the Company shall promptly notify Zanett of such event, which notification shall comprehensively describe such circumstances;
(iii) the Company shall, on a regular basis, provide to Zanett updates of any material litigation and/or governmental proceedings which could reasonably be expected to have a material adverse effect on the business of the Company; and
(iv) the Company shall promptly provide to Zanett notice of any event of default under any agreement or other document with any lender or holder of any security of the Company, which default reasonably could be expected to have a material adverse effect on the Company, taken as a whole. Zanett shall hold in confidence and shall not make any disclosure (except to an Investor who has agreed in writing to restrictions


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

on disclosure substantially equivalent to this Subsection) or use of (including without limitation market activities) any such information disclosed to it pursuant to clauses (i) through (iv) above which the Company determines in good faith to be confidential, and of which determination Zanett is so notified, unless (a) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (b) the information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Anything contained herein to the contrary notwithstanding, Placement Agent's obligations to proceed with the Offering is conditioned upon Placement Agent's due diligence investigation of the Company. Zanett shall be fully informed by the Company of any events which might have a material affect on the financial condition of the Company. If, in Zanett's opinion, the condition of the Company, financial or otherwise, and its prospects are affected in a material and/or adverse manner and do not fulfill Zanett's expectations, Zanett shall have the sole discretion to review and determine its continued interest in the Offering. In the event that Zanett elects not to proceed with the Offering, this Agreement shall terminate.

                  (vi) So long as the Debentures remain outstanding, the Company shall make available, during regular business hours on one (1) Business Day's prior written notice, all records and books of account of the Company for inspection by Zanett. The Company shall permit Zanett, during regular business hours on one (1) Business Day's prior written notice, to inspect its properties.

                  (vii) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Placement Warrants in accordance with the terms hereof. The execution and delivery of this Agreement and the Placement Warrants by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Placement Warrants and the reservation for issuance and issuance of the Placement Warrant Shares issuable upon exercise of the Placement Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, except for the shareholder approval described in Section 4(n) of the Securities Purchase Agreement.

                  (viii) The Placement Warrant and the Placement Warrant Shares issuable upon the exercise thereof are duly authorized and, upon issuance of the Placement Warrants in accordance with the terms hereof and the Warrant Shares upon exercise of the Placement Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the shareholders of the Company, other than restrictions on transfer imposed by federal and state securities laws.

                  (ix) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the Company's Certificate of Incorporation or By-laws or (B)


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conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or, to its knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except, with respect to clause (B), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the operation, properties, prospects or financial condition of the Company ("Material Adverse Effect")). The Company is not in violation of its Certificate of Incorporation or By-laws and is not in default (and no event has occurred which with notice or lapse of time of both would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

                  (x) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of Placement Warrant Shares to provide for the full exercise of the outstanding Placement Warrants.

                  (xi) The Company shall promptly secure the listing of the Placement Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Placement Warrant Shares from time to time issuable upon exercise of the Placement Warrants.

            b. The Zanett Officers each individually represent and warrant to the Company that:

                  (i) The Zanett Officer is acquiring the Placement Warrants and the Placement Warrant Shares for its own account and not with a present view towards the public sale or distribution thereof.

                  (ii) The Zanett Officer is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.


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                  (iii) The Zanett Officer understands that the Placement
Warrants and the Placement Warrant Shares are being issued to the Zanett Officer in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Zanett Officer's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of the Zanett Officer to acquire the Placement Warrants and the Placement Warrant Shares.

                  (iv) The Zanett Officer understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Placement Warrants and the Placement Warrant Shares issuable upon exercise thereof have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) the resale of the Securities has been registered thereunder; or (b) the Zanett Officer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) the Securities are sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or (d) the Securities are sold or transferred to a non-broker dealer affiliate of the Zanett Officer who agrees to sell or otherwise transfer such securities only in accordance with the provisions of the terms hereof and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, such securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement so long as the pledgee is an accredited investor.

                  (v) This Agreement has been duly and validly authorized, executed and delivered on behalf of Placement Agent and duly and validly executed and delivered by each Zanett Officer and is the valid and binding agreement of each of them enforceable against each of them in accordance with its terms.

                  (vi) Neither the Placement Agent nor the Zanett Officers have any authority to act on behalf of, or otherwise bind, the Company.

            c. The Placement Agent represents and warrants to the Company that:

                  (i) The Placement Agent is (i) a registered broker-dealer under the Securities Exchange Act of 1934, (ii) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and (iii) registered as a broker-dealer in any state in which it is required to be in order to offer and sell the Securities in such state.


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

                  (ii) The Placement Agent will cooperate with the Company to ensure that the offering and sale of the Securities complies with the requirements of Rule 506, including, without limitation, the general conditions contained in Regulation D, the federal securities laws and the state securities or "blue sky" laws of the jurisdiction in which the Securities are offered, and the Placement Agent will not make an offer of Securities in any jurisdictions in which such offer would be unlawful. The Placement Agent shall fully conform with all Federal, state and NASD rules and regulations (including without limitation those described in NASD Notices to Members) with respect to escrow provisions and requirements.

                  (iii) The Placement Agent will not offer the Securities by any form of general solicitation or general advertising (as prohibited by Rule 502(c) of Regulation D), including any communication published in any newspaper, magazine or electronic media, or by any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Additionally, the Placement Agent will not employ any sales literature except the Securities Purchase Agreement.

                  (iv) The Placement Agent has the necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (v) The Placement Agent is a corporation duly organized and validly existing under the laws of the state of Delaware; and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any material agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or to its knowledge, any judgment, decree, order or any statute, rule or regulation applicable to the Placement Agent.

                  (vi) Neither the Placement Agent nor any of its directors or officers are subject to disqualification under Regulation D or applicable state securities laws.

      4. Publicity. The Company shall not make any reference to Zanett, the Zanett Officers or to any of their affiliates in any release or other communication without Zanett's prior written consent, which shall not be unreasonably withheld or delayed; provided, that the foregoing shall not prohibit the Company from complying with applicable law. Without Zanett's prior written consent, which shall not be unreasonably withheld or delayed, no advice rendered by Zanett in connection with the services performed by Zanett pursuant to this Agreement will be quoted by the Company, its affiliates or representatives nor will any such advice be referred to in any report, document, release or other communication, whether oral or written, prepared or issued or transmitted by such person, except to the extent required by law (in which case the appropriate party shall so advise Zanett in writing prior to such use and shall consult with Zanett with respect to the form and timing of the disclosure).


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

      5. Indemnification and Contribution.

            a. To the extent permitted by law, the Company will indemnify, hold harmless and defend Zanett and each of its directors, officers, partners, members, employees, agents and each person who controls Zanett within the meaning of the Securities Act or the Exchange Act, if any, (each, a "Zanett Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any transaction contemplated by this Agreement, the retention of Zanett as Placement Agent under this Agreement, the performance of services by Zanett hereunder or any involvement or alleged involvement of Zanett in the Offering or (ii) any breach of any of the Company's representations, warranties or covenants contained herein. The Company shall reimburse each of the Zanett Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(a) shall not (i) apply in instances where the Claims were the result of Zanett's gross negligence or based on Zanett's wilful misconduct, and (ii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

            b. To the extent permitted by law, Zanett will indemnify, hold harmless and defend the Company and each of its directors, officers, partners, members, employees, agents and each person who controls the Company within the meaning of the Securities Act or the Exchange Act, if any, (each, a "Company Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any failure by Zanett to comply with Federal, state or any other applicable securities laws or (ii) any breach of any of Zanett's representations, warranties or covenants contained herein. Zanett shall reimburse each of the Company Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Zanett, which consent shall not be unreasonably withheld.

            c. Promptly after receipt by a Zanett Indemnified Person or Company Indemnified Person, as the case may be (each an "Indemnified Person") under this
Section 5 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is made against the Company under Section 5(a) or against Zanett under Section 5(b), deliver to the Company or Zanett, as the case may be (each an "Indemnifying Party") a written notice of the commencement thereof, and the Indemnifying Person shall have the right to participate in, and, to the extent the Indemnifying Person so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Indemnifying Person and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Person, if, in the reasonable opinion of counsel retained by the Indemnified Person, the representation by such counsel of the Indemnified Person and the Indemnifying Person would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by the Indemnifying Person's counsel in such proceeding. The Indemnifying Person shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by the Indemnifying Person. The failure to deliver written notice to the Indemnifying Person within a reasonable time of the commencement of any such action shall not relieve the Indemnifying Person of any liability to the Indemnified Person under this Section 5, except to the extent that the Indemnifying Person is actually prejudiced in its ability to defend such action. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

             d. To the extent any indemnification by the Indemnifying Person of an Indemnified Person is prohibited or limited by law or otherwise unavailable in respect of any Claim, the Indemnifying Person agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law. In this regard, the Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of any such Claim (i) in such portion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person, on the other, from the structuring and issuance of the securities in the Offering or any other transaction in which Zanett rendered services hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person, on the one hand, and of the Indemnified Person, on the other, in connection with untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) which resulted in such Claim as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person, on the other, shall be deemed to be in the same proportion as the total gross proceeds received by the Indemnifying Person in the Offering or any other financing bears to such Indemnified Person's compensation. The relative fault of the Indemnifying Person on the one hand and of the Indemnified Person on the other shall be determined by reference to, among other things, whether such untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) relate to information supplied or action taken by the Indemnifying Person, on the one hand, by the Indemnified Person, on the other, and the relevant persons' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements, omission or actions. The amount paid or payable by a party as a result of the Claim shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

            e. The aforesaid indemnity and contribution agreements shall apply to any related activities engaged in by any Indemnified Person prior to this date and to any modification of this Agreement, and shall remain in full force and effect regardless of any investigation made by or on behalf of either party or any of its respective agents, employees, officers, directors or controlling persons and shall survive the issuance of any securities in any transaction referred to hereunder (including the Offering) and any termination of this Agreement or Placement Agent's engagement hereunder. The Indemnifying Person agrees to promptly notify the Indemnified Person of the commencement of any litigation or proceeding against it or any of its directors, officers, agents or employees in connection with the transactions contemplated hereby.

            f. The Indemnifying Person also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Indemnifying Person, its owners, creditors or security holders for or in connection with advice or services rendered or to be rendered by Zanett pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for liabilities (and related expenses) of the Indemnifying Person that are determined by a final judgment of a court of competent jurisdiction to have resulted primarily from such Indemnified Person's gross negligence or wilful misconduct in connection with any such advice, actions, inactions or services.

      6. Survival of Certain Provisions. The representations, warranties, covenants and provisions contained in Section 2(f), Section 3, Section 4 and
Section 5 hereof shall survive in full force and effect until that date which is three (3) years from the date hereof (or such longer period as may be specified in such provisions) regardless of (a) any completion or termination of any financing contemplated by this Agreement (including the Offering), (b) any termination of this Agreement, or (c) any investigation made by or on behalf of Placement Agent or any affiliate of Placement Agent, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Zanett, the Indemnified Parties and any holder of Placement Warrants.

      7. Miscellaneous.

            a. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, receipt acknowledged or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid. All notices shall be made to the parties at the addresses designated above or at such other or different addresses which party may subsequently provided with notice thereof, and, to their respective legal counsel, as follows:

                  (i)   If to Placement Agent, to

                        The Zanett Securities Corporation
                        Tower 49, 31st Floor
                        12 East 49th Street
                        New York, NY 10017
                        Attention: Claudio Guazzoni

                              - with a copy to -

                        Klehr, Harrison, Harvey, Branzburg & Ellers
                        1401 Walnut Street
                        Philadelphia, PA 19102
                        Attention: Lawrence D. Rovin, Esquire

                  (ii)  If to the Company, to

                        Fidelity Holdings, Inc.
                        80-02 Kew Gardens Road
                        Suite 5000
                        Kew Gardens, NY  11415
                        Attention: Doron Cohen, President

                              -with a copy to -

                        Littman Krooks Roth & Ball P.C.
                        655 Third Avenue, 20th Floor
                        New York, New York 10017
                        Attention:  Mitchell C. Littman, Esquire

            b. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            c. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its conflict of laws provisions). The Company hereby agrees to submit to the exclusive jurisdiction of an arbitration panel of the National Association of Securities Dealers, Inc. located in the City of New York in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in by such panel. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought before any such court and any claims that any such suit, action or proceeding brought in any such arbitration panel has been brought in an inconvenient forum. Each party further agrees to pay or reimburse the other party for all reasonable costs and expenses incurred by the other party in connection with the enforcement of any of its rights under this Agreement, including without limitation, all attorneys' fees and expenses of its counsel.

            d. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

            e. This Agreement may not be modified or amended except in writing duly signed by the parties hereto.

            f. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            g. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

      Please sign and return the original and one copy of this letter to indicate your acceptance of the terms set forth herein whereupon this letter and your acceptance shall constitute a binding agreement between you and the Company.

                                    Very truly yours,

                                    FIDELITY HOLDINGS, INC.

                                    By: /s/ Doron Cohen
                                        ---------------------------------
                                        Name: Doron Cohen
                                        Title: President

Accepted and Agreed to this 25th day of January, 1999.

THE ZANETT SECURITIES CORPORATION

By:   /s/ Claudio Guazzoni
      ---------------------------
      Name: Claudio Guazzoni
      Title: President

/s/ Claudio Guazzoni
---------------------------------
Claudio Guazzoni

/s/ David McCarthy
---------------------------------
David McCarthy

/s/ Tony Milbank
---------------------------------
Tony Milbank

                                 Schedule 2(d)

                    Number of Warrants      Number of Shares of      Number of CBS
    Officer             per Unit          Common Stock per Unit    Warrants per Unit
    -------             --------          ---------------------    -----------------
Claudio Guazzoni   1st:   15.6250               6.8182                   4.0909
                   2nd:   24.4318
                   3rd:   24.4318
David McCarthy     1st:   15.6250               6.8182                   4.0909
                   2nd:   24.4318
                   3rd:   24.4318
Tony Milbank       1st:   10.4167               4.5455                   2.7273
                   2nd:   16.2879
                   3rd:   16.2879
Total